EXHIBIT 99.1



PROXY                         FIDELITY BANCORP, INC.                       PROXY
                         SPECIAL  MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS - ________ ___, 2003 ____ A.M.

         The undersigned hereby appoints Edward J. Burda and Patrick J. Flynn, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the company which the undersigned is entitled to vote at the special meeting of stockholders, to be held on _______ ___, 2003, at ______ a.m., at the _____________________ at
___________________________________, ______________, and at any and all
adjournments or postponements of the meeting, as follows:

         This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.





                   (Continued and to be voted on reverse side)


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|_|      Mark this box with an X if you have made changes to your name or address details above.

                           SPECIAL MEETING PROXY CARD

         The Board of Directors recommends a vote FOR the following proposals.

                                                      FOR     AGAINST    ABSTAIN
         1.  Adoption and approval of the Agreement   |_|       |_|         |_|
             and Plan of Reorganization, dated
             December 16, 2002.

         2.  Such other matters as may properly come
             before the Special Meeting or any
             adjournment or postponements thereof.

         The undersigned acknowledges receipt from the company, prior to the execution of this proxy, of a Notice of Special Meeting of Stockholders and of a Proxy Statement/Prospectus dated __________ __, 2003.

     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE

AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

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
                  Signature 1                                      Signature 2                           Date
      Please keep signature within the box            Please keep signature within the box           (mm/dd/yyyy)

      ____________________________________            ____________________________________            __________

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